FIFTH AMENDMENT TO CREDIT AGREEMENT

          THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Fifth Amendment") is made and entered into as of June 15, 1999 among DANKA BUSINESS SYSTEMS PLC, a limited liability company incorporated in England and Wales (Registered Number 1101386) ("Danka PLC"), DANKALUX SARL & CO. SCA, a Luxembourg company ("Dankalux"), and DANKA HOLDING COMPANY, a Delaware corporation ("Danka Holding") (Danka PLC, Dankalux and Danka Holding are herein each a "Company" and collectively the "Companies"), AMERICAN BUSINESS CREDIT CORPORATION, AMERITREND CORPORATION, CORPORATE CONSULTING GROUP, INC., D.I. INVESTMENT MANAGEMENT, INC., DANKA IMAGING DISTRIBUTION, INC., DANKA MANAGEMENT COMPANY, INC., DANKA OFFICE IMAGING COMPANY, DYNAMIC BUSINESS SYSTEMS, INC., HERMAN ENTERPRISES, INC. OF SOUTH FLORIDA, RYAN FUNDING COMPANY, QUALITY BUSINESS, INC. (collectively with Danka Holding, the "Grantors"), the entities listed on the signature pages hereof as International Swing Line Borrowers (collectively the "International Borrowers" and together with the Grantors and the Companies, the "Danka Parties"), NATIONSBANK, NATIONAL ASSOCIATION, a national banking association formerly known as NationsBank, National Association (Carolinas), each other Bank listed on the signature pages hereof (each individually, a "Bank" and collectively, the "Banks"), and NATIONSBANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks (in such capacity, the "Agent");

                       W I T N E S S E T H:

          WHEREAS, the Companies, the Banks and the Agent have entered into a Credit Agreement as of December 5, 1996, as amended and supplemented by a First Amendment dated December 5, 1997, a Second Amendment dated July 28, 1998, a Third Amendment dated as of December 31, 1998, a Fourth Amendment dated March 29, 1999, a Waiver Letter Agreement (the "October Waiver Letter Agreement") dated as of October 20, 1998 and a Waiver Letter Agreement dated February 18, 1999 (the "February Waiver Letter Agreement" and, together with the October Waiver Letter Agreement, the "Waiver Letter Agreements") (as further amended hereby and as from time to time further amended, supplemented or modified, the "Credit Agreement"), pursuant to which the Banks agreed to make certain revolving credit, term loan and letter of credit facilities available to the Companies; and

          WHEREAS, pursuant to the October Waiver Letter Agreement (i) the Agent and the Grantors entered into a Security Agreement dated as of October 20, 1998 (the "Security Agreement"), (ii) the Grantors executed and delivered a Guaranty Agreement dated as of October 20, 1998 (the "Guaranty"), and
(iii) Danka Holding executed and delivered a Stock Pledge Agreement Supplement dated as of October 20, 1998 (the "Stock Pledge Agreement Supplement");

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and sufficient consideration, receipt of which is hereby acknowledged, the Danka
Parties and the Banks do hereby agree as follows:

          1. Definitions. Any capitalized terms used herein without definition shall have the meaning set forth in the Credit
Agreement. The term "Waiver Term" is defined in Section 6 hereof.

          2. Amendment. Subject to the terms and conditions set forth herein, the Credit Agreement is amended as follows:

               (a) Section 1.1 is hereby amended by adding the following clause before the period at the end of the definition of "Applicable Margin":

                    "; provided, however, that (1)
               notwithstanding the foregoing, during the Waiver Term (as defined in the Fifth Amendment to Credit Agreement dated as of June 15, 1999 (the "Fifth Amendment')), the Applicable Margin for all Base Rate Loans and Offshore Rate Loans shall be 2.00%, and (2) the Companies shall pay to the Agent for distribution to the Banks, promptly upon calculation by the Agent of the actual Average Outstandings for any period (or portion thereof in existence prior to the repayment in full of all Obligations) referred to on Schedule I attached to the Fifth Amendment (an "Applicable Period") (where the term "Average Outstandings" shall mean the sum of the average daily outstanding principal amounts of all Term Loan Outstandings and of all Revolving Loan Outstandings during the Applicable Period), a fee (the "Leverage Fee") equal to (A) the actual Average Outstandings for the Applicable Period, times (B) a fraction, the numerator of which is the number of days in the Applicable Period and the denominator of which is 360, times
               (C) the number of basis points constituting the Leverage Fee as determined by reference to such
               Schedule I, using the applicable column thereof based on the level of Average Outstandings for the Applicable Period.

               (b) Section 2.9(f) is hereby amended as follows:

                    (i)   Clause (i) of Section 2.9(f) is
                          amended by deleting the "and" at the
                          end thereof;
                    (ii)  Clause (ii) of Section 2.9 (f) is
                          amended by deleting the period at the
                          end thereof and replacing it with
                          ";and"; and
                    (iii) A new clause (iii) is added after
                          clause (ii) of Section 2.9(f) as
                          follows:

                    "(iii)    Notwithstanding the provisions of
               clauses (i) and (ii) hereof, the Net Proceeds of any sale, transfer or disposition of all or any portion of Omnifax, DSI or International (as each of such terms is defined in the February Waiver Letter Agreement (as defined in the Fifth Amendment)) shall be applied as provided in the February Waiver Letter Agreement, except that any such Net Proceeds shall be applied to reduce the Term Loans Outstanding in inverse order of maturity. In calculating the Net Proceeds of the sale, transfer or disposition of DSI, any estimate of taxes payable or other deductions in respect thereof used in determining such Net Proceeds shall be promptly recalculated when such estimated amounts become actually determinable, and in the event that the Net Proceeds of such transaction as so actually calculated are higher than the estimated amount thereof, the Companies shall promptly pay to the Agent for distribution to the Banks the portion of such Net Proceeds that would have been additionally payable if such actual amounts had initially been used instead of such estimated amounts. The Companies shall fully cooperate with PricewaterhouseCoopers, as advisors to the Agent, and provide to them all requested information to enable the prompt determination of the actual amount of all such taxes payable or other deductions."

               (c) Clause (ii) of Section 8.3 is hereby amended to delete the phrase "At any time on or after the Effective Date," at the beginning thereof and replace it with the following:

                    "At any time during the Waiver Term, the Adjusted Consolidated Net Worth of Danka PLC and its
          Subsidiaries to be less than $275,000,000, and thereafter at any time,".

               (d) Section 8.3 is hereby amended to add new clauses (iv) and (v) after clause (iii) thereof to read as follows:

                    "(iv)     (A) The cumulative Consolidated
               EBITDA of Danka PLC and it Subsidiaries (a) for the two fiscal quarters ending September 30, 1999, to be less than $85,520,000, (b) for the three fiscal quarters ending December 31, 1999, to be less than $139,680,000 and (c) for the four fiscal quarters ending March 31, 2000 and each four fiscal quarters ending thereafter, to be less than $196,800,000 and (B) the portion of the cumulative Consolidated EBITDA that is attributable to the division(s) or business unit(s) of the Companies commonly referred to as of the date of the Fifth Amendment as "International" (a) for the two fiscal quarters ending September 30, 1999, to be less than $8,552,000, (b) for the three fiscal quarters ending December 31, 1999, to be less than $13,968,000 and (c) for the four fiscal quarters ending March 31, 2000 and each four fiscal quarters ending thereafter, to be less than $19,680,000; provided, however, that in making the calculation of Consolidated EBITDA for the fiscal quarter ending June 30, 1999, the Consolidated EBITDA attributable to the division(s) or business unit(s) of the Companies commonly referred to as of the date of the Fifth Amendment as "DSI" shall be included.

                    (v)  The ratio for any period of (A)
               Consolidated EBITDA for such period, to (b) interest expense for such period, in each case of Danka PLC and its Subsidiaries (a) as at September 30, 1999 for the two fiscal quarters then ending to be less than 2.00 to 1.00, (b) as at December 31, 1999 for the three fiscal quarters then ending to be less than 2.00 to 1.00, (c) as at March 31, 2000 for the four fiscal quarters then ending to be less than 2.00 to 1.00, (d) as at June 30, 2000 for the four fiscal quarters then ending to be less than 2.00 to 1.00 and (e) as at the end of any fiscal quarter ending on or after September 30, 2000 for the four fiscal quarters then ending to be less than 2.00 to 1.00; provided, however, that in making the calculation of Consolidated EBITDA for the fiscal quarter ending June 30, 1999, the Consolidated EBITDA attributable to the division(s) or business unit(s) of the Companies commonly referred to as of the date of the Fifth Amendment as "DSI" shall be included."

               (e)  Section 8.8 is hereby amended as follows:

                    (i)   Clause (b) of Section 8.8 is amended
                          by deleting the word "or" at the end
                          thereof;
                    (ii)  Clause (c) of Section 8.8 is amended
                          by deleting the period at the end
                          thereof and replacing it with ";or";
                          and
                    (iii) A new clause (d) is added after clause
                          (c) of Section 8.8 as follows:

                    "(d) Such sale, transfer or disposition is
               the sale, transfer or disposition of the division(s) or business unit(s) of the Companies commonly referred to as of the date of the Fifth Amendment as "DSI" substantially in accordance with the terms and conditions described on Exhibit A attached to the Fifth Amendment."

          3.   Limitation on Aggregate Amount of Revolving Loans
Outstanding and Term Loan Outstandings.

                    Notwithstanding any other provision of the Credit Agreement, (i) prior to the earlier of July 15, 1999 and the closing of any sale, transfer or disposition of the division(s) of business unit(s) of the Companies commonly referred to as of the date hereof as "DSI" ("DSI Sale"), the outstanding principal amount of all Revolving Loan Outstandings, Term Loan Outstandings and International Swing Line Loans shall not exceed the amount thereof permitted by the Credit Agreement (prior to the amendment thereof pursuant to this Fifth Amendment), and (ii) thereafter, the outstanding principal amount (including, without limitation, the face amount of all outstanding Letters of Credit) of all Revolving Loan Outstandings, Term Loan Outstandings and International Swing Line Loans shall not exceed $750,000,000.

          4.   Acknowledgment; Release.

               (a) The Companies and the Grantors acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of any of their respective liability to pay the full indebtedness outstanding under the terms of the Credit Agreement and any other documents which evidence, guaranty or secure the Obligations.
The Companies and the Grantors hereby release and forever discharge the Agent, the International Swing Line Banks, the Banks and all of their officers, directors, employees, attorneys, consultants and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether matured or unmatured, absolute or contingent.

               (b)  The International Swing Line Borrowers
acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand or any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of their respective liability to pay the full indebtedness owed by any of them under the terms of the International Swing Line Agreement or any separate facility which has been made available to any of them by any International Swing Line Bank or a Designated Local Lender (as defined in the International Swing Line Agreement) and any agreements related thereto. The International Swing Line Borrowers hereby release and forever discharge the Agent, the International Swing Line Banks and the Designated Local Lenders (as defined in the International Swing Line Agreement) and all of their officers, directors, employees, attorneys, consultants and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether matured or unmatured, absolute or contingent.

          5. Waiver Extension Fees; Expenses. Promptly upon the execution of this Fifth Amendment by the Majority Banks, the Danka Entities shall pay to the Agent for distribution to the Banks a waiver extension fee equal to 1/4% of the Banks' aggregate Commitments then in effect (after reduction for the actual (or expected) Net Proceeds of the DSI Sale and the $18,750,000 principal payment of the Term Loan Outstandings due July 1, 1999). In the event that at any of the following dates the Companies shall not have paid all Obligations in full and terminated all Revolving Loan Commitments and Term Loan Commitments of the Banks, the Danka Entities shall pay to the Agent for distribution to the Banks a waiver extension fee calculated as follows: (i) on October 31, 1999, equal to 1/4% of the Banks' aggregate Commitments then in effect, (ii) on December 31, 1999, equal to 1/2% of the Banks' aggregate Commitments then in effect and (iii) on March 31, 2000, equal to 1% of the Banks' aggregate Commitments then in effect. The Danka Entities agree promptly to pay or reimburse the members of the Steering Committee of Banks for such members' reasonable expenses (including the reasonable fees and expenses of outside counsel for each member of the Steering Committee) incurred in connection with the Credit Agreement and the other Loan Documents.

               6. Effectiveness; Extension of Waiver. This Fifth Amendment shall become effective as of the date hereof upon
(a) receipt by the Agent of an executed copy of this Fifth Amendment (which may be signed in counterparts and may be received by facsimile transmission) signed by the Danka Parties and the Majority Banks and (b) payment by the Danka Entities of the waiver extension fee provided for in the first sentence of
Section 5 hereof. The waiver of the enforcement of the financial covenants contained in Section 8.3 of the Credit Agreement, as provided in the Waiver Letter Agreements, shall continue in effect throughout the Waiver Term; provided, however, that, notwithstanding the foregoing (i) such waiver shall not impair the effectiveness of the provisions of this Fifth Amendment, including, without limitation, Section 2(c) and (d) hereof, and the provisions of Section 8.3 of the Credit Agreement modified or added hereby shall, as so modified or added, be in full force and effect during the Waiver Term (and the provisions of Section 7.1(c) of the Credit Agreement shall be applicable thereto) and
(ii) such waiver shall terminate and be of no further force or effect in the event that the closing of the DSI Sale shall not occur on or before July 15, 1999 (it being agreed that any fees paid pursuant to Section 5 hereof shall be non-refundable in all circumstances once paid, including, without limitation, upon any termination of the waiver as aforesaid). The "Waiver Term" shall be the period commencing upon the effectiveness of this Fifth Amendment and ending on July 15, 2000. The provisions of Sections 8 and 12 of the February Waiver Letter Agreement shall continue in effect during the Waiver Term as if the phrase "Waiver Period" used therein was replaced with the phrase "Waiver Term" as defined herein.

          7. Entire Agreement. This Fifth Amendment sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter.

          8. Deemed Amendment of Other Loan Documents; Full Force and Effect. To the extent necessary to give effect to the provisions hereof, the International Swing Line Agreement and Security Agreement shall be deemed amended and supplemented by the terms hereof. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

          9. Counterparts. This Fifth Amendment may be executed in any number of counterparts (including, without limitation, counterparts sent by facsimile transmission), each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

          10. Governing Law. This Fifth Amendment shall in all respects be governed by the laws and judicial decisions of the State of Florida.

          11. Enforceability. Should any one or more of the provisions of this Fifth Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

          12. Authorization. This Fifth Amendment (including the provisions of Exhibit A and Schedule I hereto) has been duly authorized, executed and delivered by the parties hereto and constitutes a legal, valid and binding obligation of the parties hereto, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

WITNESS:              DANKA BUSINESS SYSTEMS PLC

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      DANKA HOLDING COMPANY

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      DANKALUX SARL & CO. SCA
                      BY: DANKALUX SARL, COMMANDITE

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________

                      AMERICAN BUSINESS CREDIT CORPORATION
                      AMERITREND CORPORATION
                      CORPORATE CONSULTING GROUP, INC.
                      D.I. INVESTMENT MANAGEMENT, INC.
                      DANKA IMAGING DISTRIBUTION, INC.
                      DANKA MANAGEMENT COMPANY, INC.
                      DANKA OFFICE IMAGING COMPANY
                      DYNAMIC BUSINESS SYSTEMS, INC.
                      HERMAN ENTERPRISES, INC. OF SOUTH FLORIDA
                      RYAN FUNDING COMPANY

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________

                      INTERNATIONAL SWINGLINE BORROWERS

                      DANKA CHILE COMERCIAL LTDA
                      DANKA DO BRASIL LIMITADA
                      DANKA MEXICANA S DE RL DE CV
                      DANKA DE PANAMA S.A.
                      DANKA DE COLOMBIA
                      PUERTO RICO DANKA INC.
                      DANKA DE VENEZUELA S.A.
                      DANKA AUSTRALIA PTY LIMITED &
                        DANKA NEW ZEALAND LIMITED
                      DANKA OFFICE IMAGING (JAPAN)
                      DANKA PHILIPPINES INC.
                      DANKA FRANCE S.A.R.L.
                      DANKA FRANCE SA
                      DANKA OFFICE PRODUCTS B.V.
                      DANKA OFFICE IMAGING GMBH,
                        DANKA DEUTSCHLAND GMBH,
                        DANKA DISTRIBUTION GMBH,
                        DANKA DEUTSCHLAND HOLDING GMBH
                      DANKA OFFICE PRODUCTS B.V.
                      DANKA ITALIA S.P.A., BASSILLICHI INFOTEC
                        S.P.A., DANKA S.P.A. & DANKA OFFICE
                        IMAGING S.P.A.
                      DANKA HOLDINGS BV, DANKA EUROPE BV,
                        DANKA DISTRIBUTION BV (FKA INFOTEC
                        EUROPE BV), INFOTEC NEDERLAND BV,
                        DANKA GROUP BV, DANKA SERVICES
                        INTERNATIONAL BV, DANKA OFFICE
                        PRODUCTS BV, INFOTEC PARTICIPATIE BV,
                        AND DANKA NEDERLAND BV
                      DANKA OFFICE PRODUCTS BV
                      DANKA BUSINESS SYSTEMS PLC,
                        DANKALUX SARL & CO. SCA &
                        DANKA HOLDING COMPANY
                      By:______________________________________
                          Name:  F. Mark Wolfinger
                          Title:  Director

                      QUALITY BUSINESS, INC.

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      NATIONSBANK, N.A., as Agent and Issuing
                      Bank

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      NATIONSBANK, N.A., as a Bank (Trade)

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      NATIONSBANK, N.A., as a Bank

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      BANK OF AMERICA NATIONAL TRUST
                      AND SAVINGS ASSOCIATION,  as
                      International Swing Line Bank

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________

                      BANK OF AMERICA NATIONAL TRUST AND
                      SAVINGS ASSOCIATION, as a Bank

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      THE BANK OF NOVA SCOTIA

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      THE BANK OF NEW YORK

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      CREDIT LYONNAIS NEW YORK BRANCH

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      CIBC INC.

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      PNC BANK, KENTUCKY, INC.

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      FIRST UNION NATIONAL BANK

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      SUN TRUST BANK, TAMPA BAY

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      THE FUJI BANK AND TRUST COMPANY

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      ABN AMRO BANK N.V.

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________

                      PARIBAS

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      DEUTSCHE BANK AG
                      New York Branch and/or Cayman Island
                      Branch

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      HIBERNIA NATIONAL BANK

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      ISTITUTO BANCARIO SAN PAOLO
                      DI TORINO - ISTITUTO MOBILIARE
                      ITALIANO SPA

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      LLOYDS BANK PLC

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      THE SUMITOMO BANK, LIMITED

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      BANCA COMMERCIALE ITALIANA
                      New York Branch

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      AMSOUTH BANK OF FLORIDA

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________

                      BANK OF TOKYO-MITSUBISHI, LTD.,
                      ATLANTA AGENCY

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      BANKERS TRUST COMPANY

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      THE DAI-ICHI KANGYO BANK, LIMITED

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      NATIONAL AUSTRALIA BANK LIMITED
                      ACN 004044937

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      SANWA BANK LIMITED

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      THE TOKAI BANK LIMITED, NEW YORK BRANCH

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      WACHOVIA BANK OF GEORGIA, N.A.

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      NATIONAL WESTMINSTER BANK PLC

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      BANCA NAZIONALE DEL LAVORO S.p.A. -
                      LONDON BRANCH

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      CREDIT AGRICOLE INDOSUEZ

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      STATE STREET BANK AND TRUST COMPANY

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      THE CHASE MANHATTAN BANK

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________


                      LAZARD BROTHERS & CO., LIMITED

                      By:_____________________________________
                      Name:___________________________________
                      Title:__________________________________

                            EXHIBIT A

            SUMMARY OF TERMS OF TRANSACTION AGREEMENT

Summary: The transaction values the DSI business at an enterprise value of $330 million, for which Danka will receive $301.5 million in cash and will retain $27.3 million in preferred equity and $1.2 million in common equity in DSI. Specifically, Danka will sell to an entity controlled by Schroder Ventures ("Holdings") 90% of the common equity and 80% of the preferred equity of a current Danka subsidiary (the "Company") which, at the closing, will own, through its own subsidiaries (the "New Subsidiaries"), the DSI business. Danka Office Imaging Company will retain preferred equity and common equity of the Company, as described above. The form of the transaction is complicated, and has been designed to accomplish (a) Schroder's objective to use recapitalization accounting and (b) Danka's desire to have the transaction treated for tax purposes as a sale of assets.

Proceeds:      Proceeds will be distributable to Danka's banks as
               follows:

               --   Net cash proceeds:   $330 million enterprise
                    value, less (a) $27.3 million for the
                    retained preferred equity (the retained
                    common equity being treated as current
                    proceeds); (b) $3.0 million in retained
                    obligations (employee bonuses); (c) the
                    amount of the Kodak receivable at closing
                    (see below; estimated to be $8 million); (d) fees and expenses estimated at $8.0 million; and (e) direct taxes of $10.0 million = $273.7 million.
               -- Banks receive 60% of the first $197.3 million ($200 million less the $2.7 million in proceeds from the Ulysses sale, already applied), or $118.4 million, plus 80% of the $76.4 million excess over $197.3 million, or $61.1 million, for total estimated distributable proceeds of $179.5 million.
               -- In addition, if and when any payments are received in connection with the retained preferred units or the Kodak receivable (as described below), such payments will be treated as sale proceeds for purposes of determining further distributions to the banks.

Anticipated
Closing Date:  June 18, 1999, but in no event later than July 1,
               1999.

Assets and
Liabilities:   The New Subsidiaries will be transferred all
               assets used primarily in the DSI business, other than certain enumerated excluded assets, and will assume certain enumerated liabilities relating primarily to the DSI business.

Adjustments:   There will be a two-way post-closing adjustment to
               the purchase price, based on the difference between the net working capital at closing and projected levels of working capital; provided that no adjustment will be made if the difference is less than $500,000. Danka management believes that little or no adjustment will be made.

               There will be a purchase price credit (estimated to be $8 million) for the receivable due to the Business from Kodak. Danka will retain this receivable and, if and when payment is received such payment will be treated as sale proceeds for purposes of determining distributions to the banks.

Pre-Closing
Covenants:     Danka's covenants include:
               --   delivery of audited financial statements for
                    the business for 1998 and 1999 (which is anticipated to occur within one week);
               --   obtaining of specified material consents (a
                    short list of customers, which DSI management expects to receive shortly, and the bank consent); and
               --   operation of the business in the ordinary
                    course (with a number of specific
                    prohibitions).

Closing
Conditions:    Conditions to the closing include:
               --   Continued accuracy of representations and
                    warranties, subject to materiality; and
                    compliance with all material covenants.
               --   Receipt of the Bank Consent, other material
                    consents  and clearance from Irish and German
                    competition authorities.
               --   No suit having been commenced to prevent the
                    transactions.
               --   Minimum EBIT on the 1998 and 1999 audited
                    financial statements of $23.4 million and
                    $25.4 million, respectively (Danka's CFO
                    anticipates that these thresholds will be
                    met).
               --   No material adverse change in the business.
               --   Receipt of the debt financing in accordance
                    with the commitment letters.
               --   Bank Agent shall have delivered (i) UCC
                    termination statements and any other
                    appropriate lien satisfaction instruments to
                    release any liens arising in connection with
                    the Credit Agreement on the Transferred
                    Assets and on the equity of the Company and
                    the New Subsidiaries; and (ii) an
                    acknowledgment that each security interest
                    and lien granted pursuant to the Credit
                    Agreement and related documentation on the
                    Transferred Assets and on the equity of the
                    Company and the New Subsidiaries has been
                    terminated and released.
Noncompete:    --   For 18 months post-closing, Parent and its
                    affiliates will not enter into any contract with a DSI customer to perform services of the Business at a current DSI location
                    (including through sales of equipment
                    intended to substitute for the DSI services).
               --   For 12 months post-closing, Parent and its
                    affiliates will not engage in the facilities management business.
               --   For 12 months post-closing, neither side will
                    solicit the employment of officers or
                    employees of the other.

Post-Closing
Relationship:  Four agreements govern the post-closing
               relationship:
               -- Supply Agreement for sale of Danka equipment to DSI -- three year term; Danka to be preferred supplier, with right of first refusal.
               -- Transitional Support Services Agreement -- Danka will provide certain services and allow use of shared facilities.
               -- Preferred Outsourcing Agreement -- DSI will continue to provide services at Danka's headquarters, and DSI will be Danka's preferred source of such services.
               -- Services and Supplies Agreement -- Governs the provision of services and supplies with respect to new DSI contracts.

Indemnifi-
cation: Danka indemnifies DSI for (a) inaccuracies in representations or warranties; (b) breaches of covenants; (c) failure to discharge excluded liabilities; (d) bulk sales issues; and (e) consolidated group tax liability. The following limitations apply:
               --   $9,000,000 deductible basket;
               --   expiration of September 30, 2000;
               --   no consequential damages;
               --   no recovery if Holdings had actual knowledge;
               --   cap of 10% of the purchase price.

               Danka will pledge to Holdings for 2 years its retained interest in the Company to secure Danka's indemnification obligations in the event of a bankruptcy filing by Danka. Danka's banks will have a second lien on this interest, which will become a first lien on the second anniversary of the closing date.

               Holdings and DSI indemnify Danka for (a) inaccuracies in representations or warranties; (b) breaches of covenants; (c) failure to discharge transferred liabilities; (d) WARN Act issues and other post-closing actions; and (e) increased tax liability based on the leveraged recapitalization structure.

Termination:   Drop dead date is July 1, 1999.  If the
               transaction is not closed due to failure to obtain the banks' consent by July 1, 1999, Danka will reimburse Holdings for its costs up to $2 million.

Other
Provisions:    --   Each party pays half of all transfer taxes,
                    other than VAT.
               --   Mutual nondisparagement covenant.

                            SCHEDULE I

                           LEVERAGE FEE


               Period
          (Dates Inclusive)             LEVERAGE FEE (in bps)

                              Average Outstandings     Average Outstandings
                              >=$650MM                 < $650MM


07/01/99 through 09/30/99              4                        0

10/01/99 through 12/31/99             75                       25

01/01/00 through 03/31/00            125                       50

04/01/00 through July 15, 2000       150                       75